FIRST AMENDMENT TO THE
                     PRINCIPAL VARIABLE CONTRACTS FUND, INC.
                              MANAGEMENT AGREEMENT


The Management Agreement executed and entered into by and between Principal Variable Contracts Fund, Inc., a Maryland corporation, and Principal Management Corporation (formerly known as Princor Management Corporation), an Iowa corporation, on the 1st day of July, 1997, is hereby amended to including the following:

                                   SCHEDULE 6
                                 Management Fees
                     MidCap Growth and Real Estate Accounts

         Average Daily Net                          Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $100 Million                                  0.90%
         Next $100 Million                                   0.85%
         Next $100 Million                                   0.80%
         Next $100 Million                                   0.75%
         Thereafter                                          0.70%

                                   SCHEDULE 7
                                 Management Fees
                      MicroCap and SmallCap Growth Accounts

         Average Daily Net                          Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $100 Million                                  1.00%
         Next $100 Million                                   0.95%
         Next $100 Million                                   0.90%
         Next $100 Million                                   0.85%
         Thereafter                                          0.80%

                                   Schedule 8
                                 MANAGEMENT FEES
                                SmallCap Account

         Average Daily Net                          Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $100 Million                                  0.85%
         Next $100 Million                                   0.80%
         Next $100 Million                                   0.75%
         Next $100 Million                                   0.70%
         Thereafter                                          0.65%
                                   Schedule 9
                                 MANAGEMENT FEES
                             SmallCap Value Account

         Average Daily Net                          Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
         ------------------                         ------------------------
         First $100 Million                                  1.10%
         Next $100 Million                                   1.05%
         Next $100 Million                                   1.00%
         Next $100 Million                                   0.95%
         Thereafter                                          0.90%

                                   Schedule 10
                                 MANAGEMENT FEES
                         International SmallCap Account

         Average Daily Net                           Fee as a Percentage of
         Assets of the Fund                          Average Daily Net Assets
         ------------------                          ------------------------
         First $100 Million                                  1.20%
         Next $100 Million                                   1.15%
         Next $100 Million                                   1.10%
         Next $100 Million                                   1.05%
         Thereafter                                          1.00%

                                   Schedule 11
                                 MANAGEMENT FEES
                                Utilities Account

         Average Daily Net                            Fee as a Percentage of
         Assets of the Fund                           Average Daily Net Assets
         ------------------                           ------------------------
         First $100 Million                                    0.60%
         Next $100 Million                                     0.55%
         Next $100 Million                                     0.50%
         Next $100 Million                                     0.45%
         Thereafter                                            0.40%




Executed this 2nd day of February, 1998

Principal Management Corporation         Principal Variable Contracts Fund, Inc.

   /s/ S. L. Jones                          /s/ A. S. Filean
by:_________________________________     by:____________________________________